Exhibit 10.60

CONSULTING AGREEMENT
STRICTLY CONFIDENTIAL

GENERAL PROVISIONS

Purpose of Agreement

This Consulting Agreement ('Agreement') sets out the terms and conditions of the consulting arrangement between Toveloa Pty Limited ABN 67 003 629 212 a company registered under the Corporations Act in Australia and Natural Soda Holdings, Inc., a corporation registered in the State of Colorado, USA ("NSHT") (together "the Parties") to provide management advisory services ("Consulting Services") to NSHI. References in this agreement to NSHI are intended to be references to NSHI and its subsidiary Natural Soda, Inc., a corporation registered in the State of Colorado, USA. References in this agreement to 'you' and 'your' means 'Toveloa Pty Limited ABN 67 003 629 212'.

Confidential Information

During and after your consultancy with NSHI, except in the proper course of providing the Consulting Services or as required by law, you will not divulge to any person or use any trade secret, intellectual property or any confidential information of, NSHI including but not limited to:
▪	the businesses, financial arrangements or positions of NSHI;
▪	any of the dealings, transactions or affairs of the businesses of NSHI and its clients; and
▪	the terms of contracts, arrangements and transactions between NSHI and its clients and customers.

CONSULTING SERVICES

The Parties acknowledge and agree that the Consulting Services shall be determined by the Board of NSHI based on the needs and requirements of NSHI from time to time. The Parties acknowledge and agree that during this Agreement NSHI may alter your reporting line from time to time to meet its needs or direct you to undertake duties for its affiliate entities. In order to meet the needs of its businesses, NSHI may alter your duties and responsibilities from time to time. NSHI will have regard to your skills and experience and any change will be affected with reasonable notice. The Parties acknowledge and agree that you will engage with the Board, executive management and owners of NSHI in the provision of the Consulting Services. The Parties acknowledge that the Consulting Services may include, but are not limited to, management, financial, commercial, strategic and operational advice and services as the need arises.

The Parties acknowledge and agree that you will render the Consulting Services primarily from Sydney, Australia. The Parties further acknowledge that you may be required to travel, including but not limited to, to the USA from time to time in the provision of the Consultancy Services.

CONSULTING FEES

Retainer

The Consulting Fee will be US$110,000 per annum with effect from 1 November 2009.

The Consulting Fee may be varied from time to time by mutual agreement.

The Consulting Fee will be payable monthly or as agreed between NSHI and you from time to time.

Bonus

In addition to the Consulting Fee you will be eligible for a bonus up to a maximum of 25% of the Consulting Fee ("Bonus") payable in addition to the Consulting Fee based on the assessment of your performance.

CONSULTING AGREEMENT	STRICTLY CONFIDENTIAL

Review

NSHI will review the Consultancy Fee and Bonus at least once in each 12 months during the term of this Agreement on such basis as NSHI in its absolute discretion may determine so as to reflect your performance in the provision of the Consulting Services.

EXPENSES

Reimbursement

NSHI shall reimburse you for all expenses properly incurred by you in the execution of your responsibilities and duties (including, without limitation, travel, accommodation, meals, entertainment and telephone expenses) and substantiated to the reasonable satisfaction of NSHI, whether by production of receipts or otherwise.

Corporate credit cards

NSHI may at its discretion give you a credit card(s) for the purpose of business related expenditure as referred to above. You shall comply with the card issuer's conditions of use of the card and with NSHI's policy for use of credit cards, as varied from time to time.

INSURANCE AND INDEMNITY

Indemnity

NSHI indemnifies you against any liability or loss arising from and any costs, charges and expenses incurred (including, without limitation, legal costs on a full indemnity basis) on or after the Commencement Date in relation to any act or omission by you in your capacity as a consultant, including you being deemed to be an officer, representative or agent of NSHI and including any position in which you are deemed to have a fiduciary duty to NSHI.

Costs of defending proceedings

The indemnity includes, but is not limited to, any liability for costs and expenses incurred by you:

(a) in defending any proceedings, whether civil or criminal, in which judgment is given in favour of you or in which you are acquitted; and

(b) in connection with any application in relation to any such proceedings in which relief is granted to to you by any court under the Corporations Law or the law in any jurisdiction that you are subject.

The costs and expenses incurred by you for the above purposes shall be paid to you by NSHI as such expenses are incurred provided that you submit a claim for such expenses in a form and with such detail as NSHI may reasonably require.

Limitations

The indemnity:

(a) applies only to the extent permitted by law;
(b) does not apply to the extent that any liability, loss, costs, charges or expenses result from any wilful neglect, wilful default, or dishonesty by you;
(c) applies only to the extent that you are not otherwise indemnified.

Consulting Agreement	NSHI-TOVELOA PL

CONSULTING AGREEMENT	STRICTLY CONFIDENTIAL

Impact of Taxation

The Parties agree that to the extent that any indemnity payment to you pursuant to this clause is taxable to you, the amount of the indemnity payment must be grossed up accordingly.

TERMINATION

Notice

This Agreement may be terminated by you giving to NSHI three months written notice or by NSHI giving three months written notice to you or by NSHI making a corresponding payment in lieu of notice for part or the whole of the notice period.

Termination by NSHI

NSHI may terminate this agreement immediately at any time by giving written notice to you if you:

(a) are declared bankrupt or compound with your creditors or any of them or assign your estate for the benefit of your creditors or any of them;

(b) are by reason of illness or other incapacity beyond your control unable to attend to the your responsibilities for six consecutive months or an aggregate of six months in any 12 month period

Entitlements upon termination

On termination of this agreement, whether pursuant to this clause or otherwise, NSHI shall pay to you:

(a) the Consulting Fee and Service Recognition payable to you on a pro rata basis up to and including the date of termination;

(b) any other amount due to you or due to a credit card provider pursuant to the clauses dealing with Expenses.

No compensation

Upon termination of this Agreement under its express terms you will not be entitled to claim any compensation or damages from NSHI in respect of termination other than as may be expressly provided for in this Agreement.

OTHER

Severability

Any part of this Agreement which is held to be illegal, void or unenforceable will be ineffective to the extent only of that illegality, voidness or unenforceability, without invalidating the remaining parts of this Agreement.

Entire Agreement

This Agreement constitutes the entire agreement between the Parties and supercedes all written and oral agreements, understandings, commitments and representations between the Parties.

Acknowledgement

We, the undersigned, hereby acknowledge and agree to the terms and conditions of consultancy as set out in this Agreement.

Consulting Agreement	NSHI-TOVELOA PL

CONSULTING AGREEMENT	STRICTLY CONFIDENTIAL

Toveloa Pty Limited ABN 67 003 629 212

Director	/s/ A. You Lee	Name of Director (print)	A. You Lee

Executed as an agreement by NATURAL SODA	)

HOLDINGS, INC. by its authorised representative in	)

the presence of:	)

/s/ Mike De Leeuw	/s/ Peter Cassidy
Witness	Director

Mike De Leeuw	Peter Cassidy
Name of witness (print)	Name of Director (print)

Consulting Agreement	NSHI-TOVELOA PL